Exhibit 1.1

HOWARD MIDSTREAM PARTNERS, LP

[●] Common Units

Representing Limited Partner Interests

FORM OF UNDERWRITING AGREEMENT

[●], 2017

BARCLAYS CAPITAL INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                           INCORPORATED

RBC CAPITAL MARKETS, LLC

TUDOR, PICKERING, HOLT & CO. SECURITIES, INC.,

As Representatives of the several

    Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Howard Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and PIP5 Skyline MLP Holdings LLC, a Delaware limited liability company (the “Selling Unitholder”) and an affiliate of Alberta Investment Management Corporation, propose to sell [●] common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). Of the [●] Firm Units, [●] are being sold by the Partnership and [•] are being sold by the Selling Unitholder. In addition, the Partnership proposes to grant to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”) an option to purchase up to an aggregate of [●] additional Common Units on the terms set forth in Section 3 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.”

It is understood and agreed to by all parties hereto that the Partnership was recently formed by Howard Midstream GP, LLC, a Delaware limited liability company and the Partnership’s sole general partner with a non-economic general partner interest in the Partnership (the “General Partner”), and Howard Midstream Energy Partners, LLC, a Delaware limited liability company and parent of the General Partner (the “Sponsor”), to own, operate, develop and acquire a diverse range of midstream energy infrastructure assets in North America, as described more particularly in the Preliminary Prospectus (as defined herein).

It is further understood and agreed to by all parties hereto that as of the date hereof:

(a) the Sponsor directly owns a (i) 100% limited liability company interest in the General Partner, (ii) 100% limited liability company interest in Howard Midstream OpCo GP, LLC, a Delaware limited liability company (“OpCo GP”), and (iii) a 100% limited partner interest in Howard Midstream OpCo, LP (“OpCo”); and

(b) the Partnership directly owns a 100% limited liability company interest in Howard Midstream Operating, LLC, a Delaware limited liability company (the “Operating LLC”).

It is further understood and agreed to by the parties hereto that the following transactions have occurred or will occur on or immediately prior to the Initial Delivery Date (as defined below):

(a) The parties thereto will enter into a Contribution, Conveyance and Assumption Agreement, substantially in the form filed as an exhibit to the Registration Statement (including the other documents referred to therein, the “Contribution Agreement”), pursuant to which:

(i) the General Partner and the Sponsor will amend and restate the Partnership’s limited partnership agreement, substantially in the form filed as an exhibit to the Registration Statement;

(ii) the Sponsor will transfer to OpCo (A) its 100% limited liability company interest in each of Howard Marketing, LLC (“Howard Marketing”), Texas Pipeline Processing, LLC (“Texas Processing”), Texas Pipeline LLC (“Texas LLC”), Texas Pipeline Webb County Rich System, LLC (“Texas Rich”), HEP Pennsylvania Gathering, LLC (“HEP Gathering”), Texas Pipeline Webb County Lean System, LLC (“Texas Lean”), Maverick Terminals, LLC (“Maverick”), and HEP Tioga Gathering, LLC (“Tioga”), (B) its 50% limited liability company interest in Texas Gas Marketing LLC (“Texas Gas”), (C) its approximate 48% limited liability company interest in Live Oak Midstream Partners, LLC (“LOMP”) and (D) its 100% voting and approximate 83.3% economic interest in Live Oak Rail Partners, LLC (“LORP”, and together with OpCo, Howard Marketing, Texas Processing, Texas LLC, Texas Rich, HEP Gathering, Texas Lean, Maverick, Tioga, Texas Gas and LOMP, the “Operating Subsidiaries”);

(iii) the Partnership will issue all of the Partnership’s incentive distribution rights (“Incentive Distribution Rights”) to the General Partner;

(iv) the Sponsor will transfer to the Partnership a 100% limited liability company interest in OpCo GP, a [●]% limited partner interest in OpCo (together, the “Contributed Interests”) and $[●] million in exchange for (A) the issuance by the Partnership to the Sponsor of (i) [●] Common Units representing a [●]% limited partner interest in the Partnership (the “LP Units”) and (ii) [●] subordinated units representing a 50% limited partner interest in the Partnership (the “Subordinated Units” and, together with the LP Units, the “Sponsor Units”) and (B) the assumption by the Partnership of the outstanding balance of $[●] million under the term loan portion of the Sponsor’s credit facility;

(v) the Sponsor will distribute [●] of the LP Units to the Selling Unitholder (the “Distributed Units”) to redeem [●] Series B Preferred Units in the Sponsor owned by the Selling Unitholder;

(vi) the public offering of the Firm Units contemplated hereby (the “Offering”) will be consummated, and the net proceeds thereof will be delivered to the Partnership and the Selling Unitholder;

(vii) the Partnership will use its portion of the net proceeds received from the Offering as provided in the “Use of Proceeds” section of the Registration Statement;

(viii) the Partnership will transfer to Operating LLC the Contributed Interests;

(ix) OpCo GP, the Sponsor and Operating LLC will amend and restate OpCo’s limited partnership agreement, substantially in the form filed as an exhibit to the Registration Statement; and

(x) the Partnership will redeem the initial limited partner interest held by the Sponsor and refund and distribute to the Sponsor the initial contribution, in the amount of $2,000, made by the Sponsor in connection with the formation of the Partnership, along with any interest or other profit that resulted from the investment or other use of such initial contribution.

(b) the Partnership, as borrower, will enter into a revolving credit agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Credit Agreement”); and

(c) the General Partner, the Partnership, Operating LLC, the Sponsor, OpCo GP, OpCo and HEP Services, LLC, a Delaware limited liability company (“HEP Services”) will enter into an omnibus agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Omnibus Agreement”), which (i) addresses (A) the indemnification obligations of the parties thereto to each other, (B) the amount to be paid by the Partnership for general and administrative services relating to operating the Partnership’s business to be performed by the Sponsor and its affiliates (including the General Partner) for and on behalf of the Partnership and its subsidiaries and (C) the reimbursement of expenses incurred by the Sponsor and its affiliates on behalf of the Partnership and its subsidiaries and (ii) evidences the Partnership’s right of first refusal to purchase the ROFR Assets (as defined in the Omnibus Agreement).

The transactions contemplated in subsections (a) through (c) above are referred to herein as the “Transactions.” The “Transaction Documents” shall mean the Contribution Agreement, the Credit Agreement and the Omnibus Agreement.

The Partnership, the General Partner, OpCo GP, and Operating LLC are hereinafter referred to as the “Howard Parties.” The Howard Parties and the Sponsor are hereinafter referred to as the “Howard Entities.” The Howard Parties and the Operating Subsidiaries are hereinafter referred to as the “Partnership Entities.”

This Agreement is to confirm the agreement among the Howard Parties, the Selling Unitholder and the Underwriters concerning the purchase of the Units from the Partnership and the Selling Unitholder by the Underwriters.

1. Representations, Warranties and Agreements of the Partnership. The Howard Entities, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a) Registration Statement. A registration statement on Form S-1 (File No. 333-[●]) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means [●] [P.M.] (New York City time) on [●], 2017;

(ii) “Effective Date” means the date and time at which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a “road show” that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date;

(viii) “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act; and

(ix) “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference herein to the term “Registration Statement” shall be deemed to include the abbreviated registration statement to register additional Common Units under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”).

(b) No Stop Order. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8 of the Securities Act has been instituted or, to the Howard Entities’ knowledge, threatened by the Commission.

(c) Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(d) Testing-the-Waters Communications. The Partnership (i) has not engaged in any Testing-the-Waters Communication with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act, or with institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Partnership has not distributed or approved for distribution any Written Testing-the-Waters Communications

(e) Ineligible Issuer. The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, and is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 6), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(f) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(g) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(h) No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(i) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Howard Entities make no representation or warranty as to the information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(j) No Material Misstatements or Omissions in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus listed in Schedule IV hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Howard Entities make no representation or warranty as to the information contained in or omitted from any such Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f). The information included in each Issuer Free Writing Prospectus listed in Schedule IV hereto does not conflict with the information contained in the Registration Statement or the most recent Preliminary Prospectus or to be contained in the Prospectus.

(k) [Reserved.].

(l) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Partnership has not made any offer relating to the

Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(m) Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distributions and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(n) Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly organized, is validly existing and in good standing as a limited partnership, limited liability company or general partnership, as the case may be, under the laws of its jurisdiction of organization and is duly qualified to do business and is in good standing as a foreign limited partnership, limited liability company or general partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, unitholders’ equity, properties, assets, business or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) or subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(o) General Partner. The General Partner has, and at each Delivery Date will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(p) Ownership of the General Partner. At each applicable Delivery Date, after giving effect to the Transactions, the Sponsor will own a 100% limited liability company interest in the General Partner (the “GP Membership Interests”); such GP Membership Interests will be fully paid (to the extent required under the limited liability company agreement of the General Partner (the “GP LLC Agreement”)) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the GP Membership Interests will be owned free and clear of all liens, encumbrances, security interests, equities, charges or other claims (“Liens”), except for (i) restrictions on transferability that may be imposed by federal or state securities laws or contained in the GP LLC Agreement, (ii) those described in the Registration Statement, the Pricing

Disclosure Package or the Prospectus, if any, or (iii) those arising under that certain Credit Agreement, dated [    ], 2017, by and among the Sponsor, certain lenders party thereto, Royal Bank of Canada, as administrative agent, issuing lender and a lender, and the other parties thereto (as amended, supplemented or restated, the “Sponsor Credit Facility”).

(q) Ownership of the General Partner Interest in the Partnership. At each applicable Delivery Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership (the “General Partner Interest”); such General Partner Interest will have been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”); and the General Partner will own such General Partner Interest free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, if any.

(r) Ownership of the Incentive Distribution Rights. At each applicable Delivery Date, after giving effect to the Transactions, the General Partner will own all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner will own such Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(s) Ownership of the Sponsor Units. Assuming no purchase by the Underwriters of any Option Units, at each applicable Delivery Date, after giving effect to the Transactions, the Sponsor will own all of the Sponsor Units other than the Distributed Units (the “Retained Units”); the Retained Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Sponsor will own the Retained Units free and clear of all Liens, except for (i) restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement, (ii) those described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or (iii) those arising under the Sponsor Credit Facility.

(t) Duly Authorized and Validly Issued Units. At each applicable Delivery Date, the Units and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, including the Units to be sold by the Selling Unitholder, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Other than the Retained Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued or outstanding at the Initial Delivery Date and at each Option Units Delivery Date, as applicable.

(u) Ownership of Operating LLC. At each applicable Delivery Date, after giving effect to the Transactions, the Partnership will own a 100% limited liability company interest in Operating LLC (the “Operating LLC Interest”); such Operating LLC Interest will have been duly authorized and validly issued in accordance with the limited liability company agreement of Operating LLC (the “Operating LLC Agreement”) and will be fully paid (to the extent required under the Operating LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating LLC Interest will be owned free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws, contemplated by the Credit Agreement, contained in the Operating LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(v) Ownership of OpCo GP. At each applicable Delivery Date, after giving effect to the Transactions, Operating LLC will own a 100% limited liability company interest in the OpCo GP (the “OpCo GP Interest”); the OpCo GP Interest has been duly authorized and validly issued in accordance with the limited liability company agreement of OpCo GP (the “OpCo GP Agreement”) and will be fully paid (to the extent required under the OpCo GP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the OpCo GP Interest will be owned free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws, contemplated by the Credit Agreement, contained in the OpCo GP Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(w) Ownership of OpCo. At each applicable Delivery Date, after giving effect to the Transactions, Operating LLC will own a [●]% limited partner interest in OpCo and OpCo GP will own a non-economic general partner interest in OpCo (together, the “OpCo LP Interests”); such limited partner and general partner interests have been duly authorized and validly issued in accordance with the limited partnership agreement of OpCo (the “OpCo Agreement”); such limited partner interests in OpCo owned by Operating LLC will be fully paid (to the extent required under the OpCo Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the OpCo LP Interests will be owned free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws, contemplated by the Credit Agreement, contained in the OpCo Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(x) No Other Subsidiaries. At each applicable Delivery Date, after giving effect to the Transactions, the General Partner will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership, Operating LLC, OpCo GP, Live Oak Rail Operations, LLC, LOLC, LLC, Maverick Fuel Oil Terminal, LLC, Maverick Terminals

Brownsville, LLC, Maverick Terminals Three Rivers, LLC and the Operating Subsidiaries. At each applicable Delivery Date, after giving effect to the Transactions, the Partnership will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than Operating LLC, OpCo GP, Live Oak Rail Operations, LLC, LOLC, LLC, Maverick Fuel Oil Terminal, LLC, Maverick Terminals Brownsville, LLC, Maverick Terminals Three Rivers, LLC and the Operating Subsidiaries.

(y) Distribution Restrictions. After giving effect to the Transactions, none of the Operating Subsidiaries will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or to which it is subject, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except for (a) restrictions on distributions described in the Pricing Disclosure Package and the Prospectus, (b) restrictions on distributions under the laws of the Operating Subsidiaries’ jurisdictions of formation or (c) as described in or contemplated by the Credit Agreement.

(z) Conformity of Securities to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, the General Partner Interest and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Agreement, will conform in all material respects to the description thereof contained in the Registration Statement and the Pricing Disclosure Package and to be contained in the Prospectus.

(aa) No Options, Preemptive Rights, Registration Rights or Other Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no profits interests or other equity interest, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the certificates of limited partnership or formation or any other organizational documents of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and as set forth in the Eighth Amended and Restated Limited Liability Company Agreement of the Sponsor, dated as of March 6, 2017, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership and there are no contracts, agreements or understandings between any of the Partnership Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person.

(bb) Authority and Authorization. Each of the Howard Entities has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units to be sold by it, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. At each Delivery Date, all limited partnership or limited liability company action, as the case may be, required to be taken (i) by any of the Howard Entities or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units to be sold by the Partnership, the Sponsor Units and the Incentive Distribution Rights, or (ii) any of the Partnership Entities or any of their respective unitholders, members or partners for the execution and delivery of the Transaction Documents and the consummation of the Transactions and any other transactions contemplated by this Agreement or the Transaction Documents, shall have been validly taken.

(cc) Authorization, Execution and Delivery of the Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Howard Entities.

(dd) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At each applicable Delivery Date:

(i) each of the Transaction Documents will have been duly authorized, executed and delivered by each of the Partnership Entities party thereto and will be a valid and legally binding agreement of each such Partnership Entity, enforceable against each such Partnership Entity in accordance with its terms;

(ii) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(iii) the GP LLC Agreement will have been duly authorized, executed and delivered by the Sponsor and will be a valid and legally binding agreement of the Sponsor, enforceable against the Sponsor in accordance with its terms; and

(iv) the limited liability company agreements and partnership agreements, as applicable, of each of the Operating Subsidiaries will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of such parties, enforceable against such parties in accordance with their respective terms;

provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy and applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(ee) Legal Sufficiency of Contribution Agreement. The Contribution Agreement (together with any consent or waiver obtained in accordance with the provisions of the limited partnership agreement or limited liability company agreement of each of the

Operating Subsidiaries, as applicable, and in connection with the Transactions) will be legally sufficient to transfer or convey, directly or indirectly, all of the equity interests in the Operating Subsidiaries to the Partnership, as contemplated by the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Agreement and described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus. Upon execution and delivery of the Contribution Agreement and consummation of the transactions contemplated thereby, the Partnership Entities will directly or indirectly succeed in all material respects to the business, assets, properties, liabilities and operations reflected in the financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(ff) No Conflicts. The issue of the Units and sale of the Units to be sold by the Partnership, the execution, delivery and performance of this Agreement by the Partnership, the consummation of the transactions contemplated hereby and by the Transaction Documents and the application of the proceeds from the sale of the Units to be sold by the Partnership as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Partnership Entities, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any Partnership Entity is a party or by which any Partnership Entity is bound or to which any of the property or assets of any Partnership Entity is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of any Partnership Entity or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any Partnership Entity or any of their properties or assets, except, with respect to clauses (i) and (iii), any conflict, breach, violation or default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(gg) No Consents. No consent, approval, authorization or order of, or filing, with, any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their properties or assets is required for (i) the issuance of the Units and sale of the Units to be sold by the Partnership, (ii) the execution, delivery and performance of this Agreement and the Transaction Documents by the Partnership Entities that are parties hereto or thereto, as the case may be, (iii) the consummation of the Transactions and any other transactions contemplated hereby or by the Transaction Documents, or (iv) the application of the proceeds from the sale of the Units to be sold by the Partnership as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except (A) such as have been, or prior to the Initial Delivery Date, will be obtained or made, (B) for the registration of the Units under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities laws and the bylaws and rules of the Financial Industry Regulatory Authority (the “FINRA”) in connection with the purchase and sale of the Units by the Underwriters, (C) for such consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (D) the filing of a registration statement on Form S-8 with the Commission with respect to awards under the Partnership’s equity compensation plans.

(hh) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The summary historical financial and operating data included under the caption “Prospectus Summary—Summary Historical and Pro Forma Financial Data” in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) and the selected historical financial and operating data set forth under the caption “Selected Historical and Pro Forma Financial Data” included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus has been derived from the accounting records of the Partnership Entities or their predecessors for accounting purposes, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus that are not so included as required and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the most recent Preliminary Prospectus or the Prospectus.

(ii) Pro Forma Financial Statements. The pro forma financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in Registration Statement, the most recent Preliminary Prospectus and the Prospectus. The pro forma financial statements included in Registration Statement, the most recent Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(jj) Independent Registered Public Accounting Firms. Each of (i) Grant Thornton LLP, who has certified certain financial statements of the Partnership, the Sponsor and Nueva Era Pipeline, LLC (“Nueva Era”), and (ii) PricewaterhouseCoopers LLP, who has certified certain financial statements of Angelina Gathering Company, L.L.C. (“Angelina”) and, whose reports appear in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus and who have delivered the initial letters referred to in Section 9(h) hereof, are independent public accountants with respect to the Partnership, the Sponsor, Nueva Era and Angelina, as the case may be, as required by the Securities Act and the rules and regulations thereunder.

(kk) Internal Controls. The Partnership Entities maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Partnership’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Partnership’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Partnership’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement and the most recent Preliminary Prospectus, the Partnership’s internal controls over financial reporting are effective in all material respects. Except as disclosed in the Registration Statement and the most recent Preliminary Prospectus, as of the date of the most recent balance sheet of the Partnership reviewed or audited by Grant Thornton LLP, there were no material weaknesses in the Partnership’s internal controls.

(ll) Disclosure Controls and Procedures. (i) To the extent required by Rule 13a-15 under the Exchange Act, the Partnership Entities have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership and its subsidiaries in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Partnership, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(mm) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership reviewed or audited by Grant Thornton LLP and except as disclosed in the Registration Statement and the most recent Preliminary Prospectus, (i) the Partnership has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Partnership or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(nn) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” set forth in the most recent Preliminary Prospectus and the Prospectus accurately and fully describes (i) the accounting policies that the Partnership believes are the most important in the portrayal of the Partnership’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(oo) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership, the General Partner and any of the General Partner’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith or the rules of The New York Stock Exchange, in each case that are effective and applicable to the Partnership.

(pp) No Material Changes. Except as described in the Registration Statement and the Pricing Disclosure Package, and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, (i) no Partnership Entity has (A) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) issued or granted any securities, (C) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (D) entered into any material transaction not in the ordinary course of business, or (E) declared or paid any distribution or dividend on its equity interests, and (ii) there has not been any change in the partnership or limited liability company interests, as applicable, or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole.

(qq) Title to Properties. Each of the Partnership Entities has good and indefeasible title in fee simple to, or have valid rights to lease or otherwise use, all real property and personal property owned or leased by them that are material to conduct the respective businesses of the Partnership Entities, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as (i) are described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, (ii) as are created under or permitted by the Credit Agreement and (iii) do not materially affect the value of the properties of the Partnership Entities, taken as a whole, and do not materially interfere with the use made and proposed to be made of such properties by the Partnership Entities, taken as a whole. All assets held under lease by each of the Partnership Entities are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by any of the Partnership Entities.

(rr) Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, subject to the limitations described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, if any, and except for (i) such rights-of-way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) qualifications, reservations and encumbrances with respect thereto that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and each of the Partnership Entities has, or at the applicable Delivery Date will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have, individually or in the aggregate, a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ss) Permits. Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, except for any of the foregoing that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Partnership Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course that, if revoked, modified or not renewed would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(tt) Intellectual Property. Each of the Partnership Entities owns, possesses or can acquire adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(uu) Legal Proceedings. Except as described in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which any Partnership Entity or of which any property or assets of the Partnership Entities that will be contributed to OpCo is the subject that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Partnership’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(vv) Contracts to be Described or Filed. There are no contracts or other documents required to be described in the Registration Statement, the most recent Preliminary Prospectus, the Prospectus or filed as exhibits to the Registration Statement, that are not described and, if applicable, filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and, if applicable, filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. None of the Partnership Entities has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(ww) Insurance. The Partnership Entities are covered by insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Partnership Entities has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xx) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership entities, on the other hand, that is required to be described in the most recent Preliminary Prospectus that is not so described.

(yy) No Labor Dispute; No Notice of Labor Law Violations. No labor disturbance by or dispute with the employees of the Partnership or any of its subsidiaries exists or, to the knowledge of the Partnership, is imminent that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(zz) No Defaults. None of the Partnership Entities (i) is in violation of its charter or bylaws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(aaa) Environmental Compliance. Except as described in the most recent Preliminary Prospectus, each of the Partnership Entities (i) is in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety (to the extent related to exposure to hazardous or toxic substances or waste, pollutants or contaminants (“Hazardous Substances”)), the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of Hazardous Substances (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses and (ii) has not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known by the Partnership Entities to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Entities is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (z) none of the Partnership Entities anticipates material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business.

(bbb) Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and no tax deficiency has been determined adversely to the Partnership Entities, nor do any of the Partnership Entities have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be, asserted against the Partnership Entities, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ccc) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership Entities or any subsidiary or any trade or business (whether or not incorporated) which is considered a single employer with a Partnership Entity or any subsidiary within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no Plan is or is reasonably expected to be “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) (C) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Partnership Entities or any of its ERISA Affiliates from the Pension Benefit Guaranty Corporation or the plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (D) no conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan and (E) neither the Partnership Entities or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ddd) Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the most recent Preliminary Prospectus and the consolidated financial statements of the Partnership Entities included in the most recent Preliminary Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(eee) Investment Company. Neither the Partnership nor any of its subsidiaries is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Units to be sold by the Partnership and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(fff) Summaries of Law and Documents. The statements set forth in the most recent Preliminary Prospectus and the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest

and Duties,” “Description of Our Common Units,” “Our Partnership Agreement” and “Material Federal Income Tax Consequences”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(ggg) No Brokers. Except as described in the Registration Statement and the most recent Preliminary Prospectus, none of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(hhh) Private Placement. The issuance of the Sponsor Units, the General Partner Interest and the Incentive Distribution Rights are exempt from the registration requirements of the Securities Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption. None of the Partnership Entities has sold or issued, or agreed to sell or issue, any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(iii) Stabilization. The Partnership Entities have not taken, directly or indirectly, any action designed to constitute or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(jjj) NYSE Listing of Common Units. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on, The New York Stock Exchange.

(kkk) Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(l) or 7(a)(vi), any Issuer Free Writing Prospectus set forth on Schedule IV hereto, and, in connection with the Directed Unit Program described in Section 5, the enrollment materials prepared by Merrill, Lynch, Pierce, Fenner & Smith Incorporated (the “DUP Underwriter”) on behalf of the Partnership.

(lll) No Employment Law Violations. None of the Partnership Entities is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(mmm) Anti-Corruption. None of the Partnership Entities, nor, to the knowledge of the Howard Entities, any director, officer, agent, employee or other person associated with or acting on behalf of the Partnership Entities, has in the course of its actions for, or on behalf of, the Partnership Entities: (i) made any unlawful contribution, gift, or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-bribery statute or regulation. The Partnership Entities and, to the best knowledge of the Howard Entities, the Partnership Entities’ affiliates, have conducted their respective businesses in compliance with the FCPA Bribery Act 2010, and all other applicable anti-bribery statutes and regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(nnn) Money Laundering. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of any of the Howard Entities, threatened the outcome of which may be material in the context of the Offering.

(ooo) OFAC. None of the Partnership Entities nor, to the knowledge of the Howard Entities, any director, officer, agent, employee or affiliate of any of the Partnership Entities is currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Partnership Entities have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(ppp) Debt Securities. The Partnership has no debt securities or preferred securities that are rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission Section 3(a)(62) of the Exchange Act.

Any certificate signed by any officer of the General Partner and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

2. Representations, Warranties and Agreements of the Selling Unitholder. The Selling Unitholder represents, warrants and agrees that:

(a) No Use of Free Writing Prospectus. Neither the Selling Unitholder nor any person acting on behalf of the Selling Unitholder (other than, if applicable, the Partnership and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Units.

(b) Title to Offered Units. Immediately prior to any Delivery Date on which the Selling Unitholder is selling Units, the Selling Unitholder will have good and marketable title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Units to be sold by the Selling Unitholder hereunder on such Delivery Date, free and clear of all Liens.

(c) Authority and Authorization. The Selling Unitholder has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with all requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and the Contribution Agreement, including its obligation to sell and deliver the Units to be sold by the Selling Unitholder, in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus. At each Delivery Date, the Contribution Agreement (i) will have been duly authorized, executed and delivered by the Selling Unitholder, and (ii) will be a valid and legally binding agreement of the Selling Unitholder enforceable against it in accordance with its terms; provided, that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy and applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. On each Delivery Date, all limited liability company action required to be taken by the Selling Unitholder or any of its members for the authorization of the sale and delivery of the Units, the execution and delivery of this Agreement and the Contribution Agreement, and the consummation of the transactions contemplated hereby and thereby, shall have been validly taken.

(d) Underwriters’ Interest in the Offered Units. The Units to be sold by the Selling Unitholder hereunder are subject to the interest of the Underwriters, and the obligations of the Selling Unitholder hereunder shall not be terminated by any act of the Selling Unitholder, by operation of law or the occurrence of any other event.

(e) Underwriters Are Protected Purchasers. Upon payment for the Units to be sold by the Selling Unitholder, delivery of such Units, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), the registration of such Units in the name of Cede or such other nominee and the crediting of such Units on the books of DTC to securities accounts of the Underwriters assuming that neither DTC nor any such Underwriter has notice of any “adverse claim” (as such phrase is defined in Section 8-105 of the UCC) to such Units), (i) DTC shall be a “protected purchaser” of such Units within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Units, and (iii) an action based on an “adverse claim” (within the meaning of Section 8-102(a)(1) of the UCC) to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, the Selling Unitholder may assume that when such payment, delivery and crediting occur, (x) the Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s unit registry in accordance with the certificate of limited partnership of the Partnership, the Partnership Agreement and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) Authorization of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Unitholder.

(g) No Conflicts. The offering and sale of the Units by the Selling Unitholder, the execution, delivery and performance of this Agreement by the Selling Unitholder and the consummation by the Selling Unitholder of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Selling Unitholder is a party or by which the Selling Unitholder is bound or to which any of the property or assets of the Selling Unitholder is subject, (ii) result in any violation of the provisions of the certificate of formation or limited liability company agreement of the Selling Unitholder, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Unitholder or the property or assets of the Selling Unitholder, except, with respect to clauses (i) and (iii), that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Selling Unitholder’s ability to perform its obligations under this Agreement.

(h) No Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Selling Unitholder or the property or assets of the Selling Unitholder is required for the offer and sale of the Units by the Selling Unitholder, the execution, delivery and performance of this Agreement by the Selling Unitholder and the consummation of the transactions contemplated hereby, except for (A) such as have been or, prior to the Initial Delivery Date, will be obtained or made, (B) the registration of the Units under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws and the bylaws and rules of the FINRA in connection with the purchase and sale of the Units by the Underwriters or (C) for such consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i) No Material Misstatements or Omissions. The Registration Statement, at its most recent Effective Date, and the Prospectus, as of its date and on the Delivery Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; and (ii) the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties of the Selling Unitholder set forth in this Section 2(i) are made only as to information furnished in writing by or on behalf of the Selling Unitholder to the Partnership and the Underwriters specifically for inclusion in the Registration Statement, the Prospectus, or any amendment or supplement thereto, and the Pricing Disclosure Package, which information is limited to (A) the legal name, address and the number of Common Units owned by the Selling Unitholder and (B) the other information with respect to the Selling Unitholder (excluding percentages) which appears in the table (and corresponding footnotes) under the caption “Principal and Selling Unitholders” (collectively, the “Selling Unitholder Information”).

(j) [Reserved.].

(k) Stabilization. The Selling Unitholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(l) ERISA. The Selling Unitholder is not (A) an employee benefit plan subject to Title I of ERISA, (B) a plan or account subject to Section 4975 of the Code, or (C) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

Any certificate signed by any officer of the Selling Unitholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Selling Unitholder, as to matters covered thereby, to each Underwriter.

3. Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell [●] Firm Units to the several Underwriters and the Selling Unitholder agrees to sell [●] Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. Each Underwriter shall be obligated to purchase from the Partnership and from the Selling Unitholder that number of Firm Units that represents the same proportion of the number of Firm Units to be sold by the Partnership and by the Selling Unitholder as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I represents to the total number of Firm Units to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to an additional [●] Option Units. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in this Section 3. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for the Firm Units is $[●] per Unit. The purchase price payable by the Underwriters for any Option Units purchased by the Underwriters shall be $             per Unit less an amount equal to any distributions declared by the Partnership and payable on each Firm Unit but not on such Option Units being purchased.

The Partnership and Selling Unitholder are not obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

4. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

5. Directed Unit Program. It is understood that approximately [●] Firm Units will initially be reserved by the several Underwriters for offer and sale, through a directed unit program and upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of FINRA, to directors and officers of the General Partner, directors of the Sponsor and certain other individuals selected by the Sponsor who have heretofore delivered to the DUP Underwriter indications of interest to purchase Firm Units in a form satisfactory to the DUP Underwriter (such program, the “Directed Unit Program”) and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by the DUP Underwriter from the Partnership.

6. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement, at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date”. Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Units being sold by the Partnership and the Selling Unitholder to or upon the order of the Partnership and the Selling Unitholder of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership and the Selling Unitholder. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of DTC unless the Representatives shall otherwise instruct.

The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised; provided further, however, that if the option is exercised prior to the Initial Delivery Date, the date and time when the Option Units are to be delivered shall be the Initial Delivery Date. Each date and time the Option Units are delivered is sometimes referred to as an “Option Units Delivery Date”, and the Initial Delivery Date and any Option Units Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. On each Option Units Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

7. Further Agreements. (a) The Partnership and the General Partner, jointly and severally, covenant and agree with each of the Underwriters:

(i) Preparation of Prospectus. To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or pursuant to Section 8 of the Securities Act or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) Copies of Registration Statement. To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) Copies of Documents. To deliver promptly to the Representatives and the Selling Unitholder such number of the following documents as the Representatives and the Selling Unitholder, as applicable, shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to the Selling Unitholder, to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission.

(v) Copies of Amendment or Supplement. Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(vi) Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii) Rule 433. To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) Earnings Statement. As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives (or make available through the Commission’s Electronic Data Gathering, Analysis and Retrieval System) an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158).

(ix) Blue Sky Laws. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (A) qualify as a foreign entity in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) Lock-Up Period. For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than the (i) the Units or (ii) Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof, provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(x) for the remaining term of the Lock-Up Period), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, and to cause each officer and director of the General Partner and unitholders of the Partnership set forth on Schedule II hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”). The restrictions in the foregoing sentence shall not apply to the issuance of up to 10.0% of the Partnership’s outstanding Common Units (or any securities convertible or exchangeable into such Common Units) (the “Acquisition Securities”) on a fully diluted basis after giving effect to the Offering as payment of any part of the purchase price for businesses that are acquired by the Partnership or in connection with any joint venture entered into by the Partnership; provided that the recipient of any such Acquisition Securities shall execute and deliver to the Representatives an agreement substantially in the form of Exhibit A hereto.

(xi) If Barclays Capital Inc., in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Howard Entities and provides the Partnership with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Partnership agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit F hereto, and containing such other information as Barclays Capital Inc. may require with respect to the circumstances of the release or waiver and/or the identity of the officer(s) and/or director(s) with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver.

(xii) Use of Proceeds. To apply the net proceeds from the sale of the Units being sold by the Partnership substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xiii) Rule 463. To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xiv) Rule 462(b). If the Partnership elects to rely upon Rule 462(b) under the Securities Act, the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xv) Emerging Growth Company Status. The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Units or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (B) completion of the Lock-Up Period.

(xvi) Stabilization. The Partnership and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(xvii) Necessary Actions. The Partnership will do and perform all things required to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 7(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

(c) The Selling Unitholder agrees:

(i) During the Lock-Up Period, not to, directly or indirectly, (A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than the Units), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership, or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc. on behalf of the Underwriters.

The restrictions contained in this Section 7(c)(i) shall not apply to (u) transactions relating to any Common Units or other securities acquired in the open market after the completion of the Offering, (v) transactions relating to any Common Units (or any securities convertible or exchangeable into such Common Units) issued by the Partnership to the Selling Unitholder or its affiliates after giving effect to the Offering as payment of any part of the purchase price for businesses that are acquired by the Partnership or in connection with any joint venture entered into by the Partnership, (w) bona fide gifts, sales, distributions or other dispositions of Common Units, in each case that are made exclusively between and among the Selling Unitholder and affiliates of the Selling Unitholder, including its members; provided that in the case of any transfer or distribution pursuant to clauses (v) and (w), (I) each transferee or donee or distribute, as applicable, shall sign and deliver a lock up letter substantially in the form of this Section 7(c)(i) and (II) no filing under the Exchange Act, reporting a reduction in beneficial ownership of Common Units, shall be required or shall be voluntarily made during the Lock-Up Period, (x) the exercise (including a cashless exercise) of warrants or of options granted pursuant to the Common Units option/incentive plans or otherwise outstanding on the date hereof and the withholding of Common Units by the Partnership for the payment of the exercise price or taxes due upon such exercise or vesting; provided, that the restrictions shall apply to Common Units issued upon such exercise or conversion, (y) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act, provided that (I) no sales of Common Units or securities convertible into, or exchangeable or exercisable for, Common Units, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period and (II) that the Partnership is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan, and (z) any demands or requests for, exercises of any rights with respect to, or any actions taken in preparation of, the registration by the Partnership under the Securities Act of the Selling Unitholder’s Common Units, provided that no transfer of the Selling Unitholder’s Common Units registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the Selling Unitholder’s Common Units during the Lock-Up Period.

(ii) Neither the Selling Unitholder nor any person acting on behalf of the Selling Unitholder (other than, if applicable, the Partnership and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Units.

(iii) To deliver to the Representatives prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Unitholder is a non-United States person) or Form W-9 (if the Selling Unitholder is a United States person).

(iv) The Selling Unitholder will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(v) The Selling Unitholder will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

8. Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Common Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Common Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by the FINRA of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $20,000); (f) the listing of the Units on the New York Stock Exchange or any other exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 7(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters; (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper”; (i) the investor presentations and expenses of the representatives of the Partnership Entities on any “road show” or any Testing-the-Waters Communication undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the General Partner, provided, however, that the Underwriters will pay 50% of the costs and expenses of any chartered flight associated with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Partnership and the Selling Unitholder under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters, and the Selling Unitholder shall pay the fees and expenses of its counsel, and any transfer taxes payable in connection with its sales of Units to the Underwriters.

9.Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Howard Entities and the Selling Unitholder contained herein, to the performance by the Howard Entities and the Selling Unitholder of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) Filing of Prospectus; No Stop Order. The Prospectus shall have been timely filed with the Commission in accordance with Section 7(a)(i). The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose or pursuant to Section 8 of the Securities Act shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Partnership has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) No Misstatements or Omissions. No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus or the Pricing Disclosure Package, in the light of the circumstances under which such statements were made) not misleading.

(c) Authorization and Validity. All limited partnership, limited liability, corporate or other proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Partnership’s Counsel Opinions. Latham & Watkins LLP shall have furnished to the Representatives its written opinion, negative assurance letter and opinion regarding certain tax matters, as counsel to the Howard Parties, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-1, Exhibit B-2 and Exhibit B-3.

(e) General Counsel Opinion. The General Counsel of the Partnership shall have furnished to the Representatives his written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C.

(f) Selling Unitholder Counsel Opinion. With respect to any Delivery Date on which the Selling Unitholder is selling Units, Kirkland & Ellis LLP shall have furnished to the Representatives its written opinion, as counsel to the Selling Unitholder, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit D.

(g) Opinion of Delaware Counsel. Richards, Layton & Finger, P.A. shall have furnished to the Representatives its written opinion, as special counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit E.

(h) Underwriters’ Counsel Opinion. The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i) Comfort Letters. At the time of execution of this Agreement, the Representatives shall have received from Grant Thornton LLP and PricewaterhouseCoopers LLP, letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j) Bring-Down Comfort Letters. With respect to the letters of Grant Thornton LLP and PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letters”), the Partnership shall have furnished to the Representatives letters (the “bring-down letters”) of such accountants, addressed to the Underwriters and dated such

Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(k) Officers’ Certificate. The Partnership shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Chief Executive Officer and the Chief Financial Officer of the General Partner as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the Partnership in Section 1 are true and correct on and as of such Delivery Date, and the Partnership has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii) That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (1)(a) the Registration Statement, as of the Effective Date, (b) the Prospectus, as of its date and on the applicable Delivery Date, and (c) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading; and (2) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv) To the effect of Section 9(l): provided that no representation with respect to the judgment of the Representatives need be made).

(l) Selling Unitholder Certificate. With respect to any Delivery Date on which the Selling Unitholder is selling Units, the Selling Unitholder shall have furnished to the Representatives on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Unitholder, stating:

(i) That the representations, warranties and agreements of the Selling Unitholder contained herein are true and correct on and as of such Delivery Date and that the Selling Unitholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) That the Selling Unitholder has examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and solely with respect to the Selling Unitholder Information, (1)(a) the Registration Statement, as of the Effective Date, (b) the Prospectus, as of its date and on the applicable Delivery Date, and (c) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading; and

(iii) That since the Effective Date, solely with respect to the Selling Unitholder Information, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(m) No Material Change. Except as described in the most recent Preliminary Prospectus, (i) none of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the equity interests or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n) No Other Change. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(o) NYSE Listing. The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(p) FINRA. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Units.

(q) Lock-Up Agreement. The Lock-Up Agreements between the Representatives and the officers and directors of the General Partner and unitholders of the Partnership set forth on Schedule II, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(r) Other Certificates. On or prior to each Delivery Date, the Partnership shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

10. Indemnification and Contribution.

(a) The Howard Parties hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter (except for any defaulting Underwriter), its affiliates, directors, officers and employees, and the agents of each Underwriter who have or who are alleged to have participated in the distribution of the Units as underwriters (collectively, the “selling agents”), and each person, if any, who controls any Underwriter (except for any defaulting Underwriter) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary

Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, or (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Howard Parties shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f), or in reliance upon and in conformity with written information concerning the Selling Unitholder furnished to the Partnership by the Selling Unitholder specifically for inclusion therein, which information consists solely of the Selling Unitholder Information. The foregoing indemnity agreement is in addition to any liability which any Howard Entity may otherwise have to any Underwriter or to any affiliate, director, officer, employee, selling agent or controlling person of that Underwriter.

(b) The Selling Unitholder hereby agrees to indemnify and hold harmless each Underwriter (except for any defaulting Underwriter), its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter (except for any defaulting Underwriter) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any Marketing Materials, (E) any “free writing prospectus” (any such “free writing prospectus” that was prepared by or on behalf of the Selling Unitholder or used or referred to by the Selling Unitholder in connection with the offering of the Units in violation of Section 7(c)(iii) being referred to as a “Selling Unitholder Free Writing Prospectus”), or (F) any Blue Sky Application, or (ii) the omission or alleged omission to state in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any amendment or supplement thereto, or (C) any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or any Selling Unitholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Unitholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, in reliance upon and in conformity with written information concerning the Selling Unitholder furnished to the Partnership and the Underwriters by the Selling Unitholder specifically for inclusion therein, which information consists solely of the Selling Unitholder Information. The liability of the Selling Unitholder under the indemnity agreement contained in this Section 10(b) shall be limited to an amount equal to the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Selling Unitholder, as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that the Selling Unitholder may otherwise have to any Underwriter or any affiliate, director, officer, employee or controlling person of that Underwriter.

(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Howard Entity and the Selling Unitholder, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Partnership), officers and employees, and each person, if any, who controls such Howard Entity or the Selling Unitholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such Howard Entity or the Selling Unitholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to any Howard Entity, the Selling Unitholder, or any such director, officer, employee or controlling person.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(e)    If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Howard Parties and the Selling Unitholder, on the one hand, and the Underwriters, on the other, from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership and the Selling Unitholder, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Howard Parties and the Selling Unitholder, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Howard Parties and the Selling Unitholder, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Howard Parties and the Selling Unitholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Howard Parties and the Selling Unitholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

(f)    The Underwriters severally confirm and the Howard Parties and the Selling Unitholder acknowledge and agree that the statements regarding delivery of Units by the Underwriters set forth on the cover page of, and the commissions, discounts, concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the Registration Statement, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

11.    Defaulting Underwriters.

(a)    If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such

Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 11, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of all the Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.

(c)    If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all the Units, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Partnership, except that the Partnership will continue to be liable for the payment of expenses as set forth in Sections 8 and 13 except that the provisions of Section 10 shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership and Selling Unitholder prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 9(m) or 9(n) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

13. Reimbursement of Underwriters’ Expenses. If (a) the Partnership or Selling Unitholder shall fail to tender the Units for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Representatives. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters or pursuant to Section 12 as a result of Sections 9(n)(i)(A), (n)(ii), (n)(iii) and (n)(iv) the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

14. Research Analyst Independence. Each of the Howard Parties acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. Each of the Howard Parties and the Selling Unitholder hereby waives and releases, to the fullest extent permitted by law, any claims that the Howard Parties and the Selling Unitholder may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Howard Parties and the Selling Unitholder by such Underwriters’ investment banking divisions. The Howard Parties and the Selling Unitholder acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15. No Fiduciary Duty. Each of the Howard Parties and the Selling Unitholder acknowledges and agrees that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between any of the Howard Parties, the Selling Unitholder and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to any of the Howard Parties or the Selling Unitholder, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Howard Parties and the Selling Unitholder, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to any of the Howard Parties or the Selling Unitholder shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Howard Parties and the Selling Unitholder. Each of the Howard Parties and the Selling Unitholder hereby waives any claims that any of the Howard Parties and the Selling Unitholder may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

16. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(i) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 10(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019;

(j) if to any of the Howard Entities, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: General Counsel (Fax: (210) 812-5702);

(k) if to the Selling Unitholder, shall be delivered or sent by mail or facsimile transmission to the Selling Unitholder at the address set forth on Schedule V hereto.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Howard Entities and the Selling Unitholder shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc.

17. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Howard Entities, the Selling Unitholder and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Howard Entities and the Selling Unitholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 10(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the General Partner), the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18.    Survival. The respective indemnities, representations, warranties and agreements of the Howard Entities, the Selling Unitholder and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

19.    Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

20.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

21.    Waiver of Jury Trial. The Howard Entities and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

23.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Howard Entities, the Selling Unitholder and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

HOWARD MIDSTREAM PARTNERS, LP

By:	Howard Midstream GP LLC,
its general partner

By:
Name:
Title:

HOWARD MIDSTREAM ENERGY PARTNERS, LLC

By:
Name:
Title:

HOWARD MIDSTREAM GP, LLC

By:
Name:
Title:

HOWARD MIDSTREAM OPERATING, LLC

By:
Name:
Title:

HOWARD MIDSTREAM OPCO GP, LLC

By:
Name:
Title:

PIP5 SKYLINE MLP HOLDINGS LLC

By:
Name:
Title:

Accepted:

BARCLAYS CAPITAL INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
RBC CAPITAL MARKETS, LLC
TUDOR, PICKERING, HOLT & CO. SECURITIES, INC.,

For themselves and as Representatives of the several Underwriters named in Schedule I hereto

By: BARCLAYS CAPITAL INC.

By:
Authorized Representative

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Authorized Representative

By:	RBC CAPITAL MARKETS, LLC

By:
Authorized Representative

By:	TUDOR, PICKERING, HOLT & CO. SECURITIES, INC.

By:
Authorized Representative

SCHEDULE I

Underwriters	Number of Firm Units
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
RBC Capital Markets, LLC
Tudor, Pickering, Holt & Co. Securities, Inc.
Citigroup Global Markets Inc.
MUFG Securities Americas Inc.
SunTrust Robinson Humphrey, Inc.
Wells Fargo Securities, LLC
Capital One Securities, Inc.
ING Financial Markets LLC
Stifel, Nicolaus & Company, Incorporated

Total

SCHEDULE II

PERSONS DELIVERING LOCK-UP AGREEMENTS

J. Michael Howard

C. Bradley Bynum

Scott W. Archer

Brett E. Braden

Roy Patton

David N. Perl

Alexander W. F. Black

James M. Metcalfe

Howard Midstream Energy Partners, LLC

SCHEDULE III

ORALLY CONVEYED PRICING INFORMATION

1. Public offering price

$[●]

2. Number of units offered

[●] Firm Units or, if the Underwriters exercise in full their option to purchase the Option Units granted in Section 3 hereof, [●] Units

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES

[Electronic roadshow as made available at http://www.netroadshow.com]

SCHEDULE V

SELLING UNITHOLDER CONTACT INFORMATION

PIP5 Skyline MLP Holdings LLC

c/o Alberta Investment Management Corporation

10830 Jasper Ave NW, Suite 1100

Edmonton, AB TTJ 2B3, Canada

Attention: David Perl

                  Rod Girard

Fax: 780-392-3897

Email: David.Perl@aimco.alberta.ca

Rod.Girard@aimco.alberta.ca

with copy, which shall not constitute notice, to:

Kirkland & Ellis LLP

609 Main St.

Houston, Texas 77002

Attention: Adam Larson, P.C.

              Justin Hoffman

Email: Adam.Larson@kirkland.com

Justin.Hoffman@kirkland.com

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                          INCORPORATED

RBC CAPITAL MARKETS, LLC

TUDOR, PICKERING, HOLT & CO. SECURITIES, INC.,

as Representatives of the several

  Underwriters named in Schedule I to the Underwriting Agreement

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re:	Proposed Public Offering by Howard Midstream Partners, LP

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units representing limited partner interests (the “Common Units”) of Howard Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

Exhibit A

The foregoing paragraph shall not apply to (a) transactions relating to Common Units or other securities acquired in the open market after the completion of the offering, (b) bona fide gifts, sales or other dispositions of Common Units, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (b) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the Securities Act”), and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 180-day period referred to above, and (iii) the undersigned notifies Barclays Capital Inc. at least two business days prior to the proposed transfer or disposition, (c) the exercise (including a cashless exercise) of warrants or of options granted pursuant to the Common Units option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to Common Units issued upon such exercise or conversion, (d) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Units or securities convertible into, or exchangeable or exercisable for, Common Units, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Partnership is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan, and (e) any demands or requests for, exercises of any right with respect to, or any actions taken in preparation of, the registration by the Partnership under the Securities Act of the undersigned’s Common Units, provided that no transfer of the undersigned’s Common Units registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s Common Units during the Lock-Up Period.

If the undersigned is an officer or director of the General Partner, (i) the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed Common Units, as referred to in FINRA Rule 5131(d)(2)(A) that the undersigned may purchase in the Offering pursuant to an allocation of Common Units that is directed in writing by the Partnership, (ii) Barclays Capital Inc. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Units, Barclays Capital Inc. will notify the Partnership of the impending release or waiver and (iii) the Partnership has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service (as referred to

Exhibit A

in FINRA Rule 5131(d)(2)(B)) at least two business days before the effective date of the release or waiver. Any release or waiver granted by Barclays Capital Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective on or before [●], 2017, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will automatically and without further action be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Selling Unitholder named therein and the Underwriters.

[Signature page follows]

Exhibit A

Very truly yours,

Signature:

Print Name:

Exhibit A

EXHIBIT B-1

FORM OF OPINION OF PARTNERSHIP’S COUNSEL

Exhibit B-1

EXHIBIT B-2

FORM OF NEGATIVE ASSURANCE LETTER OF PARTNERSHIP’S COUNSEL

Exhibit B-2

EXHIBIT B-3

FORM OF TAX OPINION OF PARTNERSHIP’S COUNSEL

Exhibit B-3

EXHIBIT C

FORM OF OPINION OF GENERAL COUNSEL OF THE PARTNERSHIP

Exhibit C

EXHIBIT D

FORM OF OPINION OF SELLING UNITHOLDER COUNSEL

Exhibit D

EXHIBIT E

Form of Opinion of Richards, Layton & Finger, P.A.

Exhibit E

EXHIBIT F

Form of Press Release

Howard Midstream Partners, LP

[Insert date]

Howard Midstream Partners, LP, (the “Partnership”) announced today that Barclays Capital Inc., the lead book-running manager in the Partnership’s recent public sale of [●] common units representing limited partner interests in the Partnership (the “Common Units”) is [waiving] [releasing] a lock-up restriction with respect to [●] Common Units held by [certain officers or directors] [an officer or director] of Howard Midstream GP, LLC, the general partner of the Partnership. The [waiver] [release] will take effect on [insert date], and the Common Units may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit F